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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of ATM Financial Corp. (a development stage company) on Pre-Effective Amendment No. 1 to the Form SB-2 No. 333-103647 of our Auditors' Report, dated January 29, 2003, on the balance sheet of ATM Financial Corp. (a development stage company) as at December 31, 2002 and the related statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the period from inception on December 18, 2002 to December 31, 2002.

In addition, we consent to the reference to us under the heading "Experts" in the Registration Statement.




Vancouver, Canada
                                                          /s/ Morgan & Company
June 11, 2003                                             Chartered Accountants










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Tel: (604) 687-5841                                P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                         Suite 1488 - 700 West Georgia Street
www.morgan-cas.com                                       Vancouver, B.C. V7Y 1A1